Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Hanesbrands Inc. (“Hanesbrands”) on Form 10-Q for the fiscal quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen B. Bratspies, Chief Executive Officer of Hanesbrands, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hanesbrands.

/s/ Stephen B. Bratspies
Stephen B. Bratspies Chief Executive Officer

Date: November 9, 2023
The foregoing certification is being furnished to accompany Hanesbrands Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Hanesbrands Inc. that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to Hanesbrands Inc. and will be retained by Hanesbrands Inc. and furnished to the Securities and Exchange Commission or its staff upon request.